UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 8, 2009

(Date of earliest event reported)

1st Pacific Bancorp

(Exact name of registrant as specified in its charter)

California	001-33890	20-5738252
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

9333 Genesee, Suite 300

San Diego, California 92121

(Address of principal executive offices, Zip Code)

(858) 875-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2009, 1st Pacific Bancorp (“Bancorp”) and its wholly-owned subsidiary, 1st Pacific Bank of California (the “Bank”, and together with Bancorp, the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with their Executive Vice President and Chief Financial Officer, Mr. James H. Burgess, for a term ending December 31, 2010.  The Employment Agreement replaces Mr. Burgess’ prior employment agreement with the Company, which expired on December 31, 2008.  Pursuant to the Employment Agreement, Mr. Burgess is to receive an annual base salary of $166,400 and will participate in the Company’s senior executive bonus plan, or similar plan, approved by the Company’s Board of Directors.  Also pursuant to the Employment Agreement, Mr. Burgess will receive an automobile allowance and other customary employee benefits, including, but not limited to, expense reimbursement, life insurance and vacation time.

If Mr. Burgess is terminated for any reason other than specific reasons listed in the Employment Agreement (such listed reasons including willful breach, habitual neglect, malfeasance, illegal conduct, death or disability) or if Mr. Burgess resigns for Good Cause (as defined in the Employment Agreement), he is entitled to receive certain payments including approximately 9 months of salary and incentive compensation due, as well as the continuation of certain benefits for a period of 9 months.  If Mr. Burgess is terminated or resigns for Good cause within 12 months after a Change of Control (as defined in the Employment Agreement), he is entitled to receive certain payments including one and one-half times his current salary and any incentive compensation and bonuses, as well as the continuation of certain benefits for a period of 18 months.  All such payments are conditional upon the execution of a general release.  If Mr. Burgess is terminated for certain other specific reasons (including willful breach, habitual neglect, malfeasance, or illegal conduct), he is entitled to receive only his base salary, benefits and payout of all accrued but unused vacation due to him through the date of his termination.

The description of the Employment Agreement herein is only a summary and is qualified in its entirety by the full text of such document, which is filed as an exhibit hereto and is incorporated by reference herein.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits.

10.1 Employment Agreement by and among James H. Burgess and 1st Pacific Bancorp, and 1st Pacific Bank of California dated January 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st Pacific Bancorp

Date: January 9, 2009	By:	/s/ James H. Burgess
James H. Burgess
Executive Vice President
Chief Financial Officer
Principal Accounting Officer